UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2005

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Enclave Parkway Houston, Texas	77077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

(a)	2005 Bonus Plan Metrics Under the 2004 Incentive Plan

On May 24, 2005, the Compensation Committee of Cabot Oil & Gas Corporation’s (the “Company”) Board of Directors approved the 2005 Bonus Plan Metrics under the 2004 Incentive Plan. The 2004 Incentive Plan has been filed as an exhibit to the Form 10-Q for the quarter ended June 30, 2004.

2005 bonus plan metrics measure the overall Company performance for year-over-year reserve and production growth, along with absolute levels for finding costs and net income. These metrics are weighted 25%, 15%, 15% and 15%, respectively.

Senior management has a target level of discretion equal to 30%. This discretion will focus on matters including, but not limited to, individual performance, regional performance, per share metrics improvement, industry conditions and mergers and acquisitions activity. The Compensation Committee of the Board of Directors has additional discretion and will focus on the same discretionary factors as focused on by senior management.

Bonus payouts may range from zero percent to 100% for target performance and can exceed 100% for performance in excess of target. The executive officers of the Company have bonus targets ranging from 40% to 90% of base salary.

(b)	2005 Form of Non-Employee Director Restricted Stock Unit Award Agreement

Additionally, on May 24, 2005, the Board of Directors approved the 2005 Form of Non-Employee Director Restricted Stock Unit Award Agreement. Under the Agreement, each non-employee director received a grant of restricted stock units representing 1,950 shares of common stock. This Agreement has been filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	2005 Form of Non-Employee Director Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Henry C. Smyth
Henry C. Smyth
Vice President, Controller and Treasurer

Date: May 31, 2005

EXHIBIT INDEX

10.1	—	2005 Form of Non-Employee Director Restricted Stock Unit Award Agreement